SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 2, 2001
                                                          ---------------



                                EATON VANCE CORP.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                      1-8100                 04-2718215
----------------------------   ------------------------   --------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification No.)


       255 State Street, Boston, Massachusetts             02109
       ---------------------------------------      --------------------
       (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT



Item 2.   Acquisition of Assets
------    ---------------------

          Registrant has completed its acquisitions of 80% of the equity of Fox Asset Management, Inc. and of 70% of the equity of Atlanta Capital Management Company, LLC, as described in Registrant's news release dated October 2, 2001, a copy of which is filed herewith as Exhibit 99.6 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

          Financial Statements of Fox Asset Management, Inc. and of Atlanta Capital Management Company, LLC are not required to be included herein pursuant to Section 3.05(b)(2)(i) of Regulation S-X.















                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EATON VANCE CORP.
                                       (Registrant)


Date: October 2, 2001
      --------------------             -----------------------------------------
                                       William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:


Exhibit No.             Description
-----------             -----------

99.6                    Copy of registrant's news release dated October 2, 2001.

NEWS RELEASE

     Eaton Vance Corp.
     The Eaton Vance Building
     255 State Street, Boston, MA  02109
     (617) 598-8036
     Contact: Meg Pier

                                                           For Immediate Release

                       EATON VANCE ANNOUNCES COMPLETION OF

              ATLANTA CAPITAL AND FOX ASSET MANAGEMENT ACQUISITIONS


(October 2, 2001) BOSTON-- Eaton Vance Corp., a Boston-based investment management firm, today announced the completion of the acquisition of Atlanta Capital Management Company, LLC, based in Atlanta, Georgia, and Fox Asset Management, based in Little Silver, NJ, effective September 30, 2001. The acquisitions have increased Eaton Vance's current assets under management by approximately 17 percent to $54.6 billion. Atlanta Capital and Fox are leading institutional investment management firms with $6.1 billion and $1.8 billion in assets under management, respectively. Atlanta Capital and Fox have become subsidiaries of Eaton Vance Corp., functioning as distinct business units in their present locations under the current managements of their respective organizations.

As previously announced, under the terms of the acquisition agreements, Eaton Vance acquired 70 percent of Atlanta Capital for $75 million, paid 80 percent in cash and 20 percent in Eaton Vance stock. Atlanta Capital's employees will continue to hold 30 percent of the equity of Atlanta Capital, with the right to sell to Eaton Vance the 30 percent interest over a five-year period beginning in 2005. Eaton Vance will have the right to purchase the 30 percent minority interest in two stages in 2007 and 2009. The price for acquiring the 30 percent interest will be based on a multiple of earnings before interest and taxes in those years. Eaton Vance acquired 80 percent of Fox Asset Management for an initial payment of $32 million in cash and Eaton Vance stock, and payments in 2005 and 2006 of up to $30 million, contingent upon certain financial performance criteria. Under the terms of the agreement, Fox's principals will continue to hold 20 percent of the equity of Fox through 2006. Beginning in 2007, Fox's principals will have the right to sell and Eaton Vance will have the right to purchase the remaining 20 percent over a five-year period. Payments for the remaining 20 percent of the equity of Fox will be based on a multiple of earnings before interest and taxes in those years.

Eaton Vance is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." Eaton Vance's actual future results may differ significantly from those stated in any forward looking statements, depending upon factors discussed in Eaton Vance's Annual Report or Form 10-K for the fiscal year ended October 31, 2000 and its Quarterly Reports on Form 10-Q, including market and other economic conditions.

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